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                                                                   Exhibit 4.16


         --------------------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                               -------------------



                                Sealy Corporation
                                     issuer

                                       to

                               Mellon Bank, F.S.B

(as successor Trustee to KeyBank National Association, formerly known as Society
                     National Bank), a federal savings bank
                                     trustee

                             ----------------------





                          Dated as of February 21, 1997

                             -----------------------








(First Amendment to the Indenture Dated as of May 7, 1993, and related
                                  Securities)

    ------------------------------------------------------------------------




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                          FIRST SUPPLEMENTAL INDENTURE

         This First Supplemental Indenture (this "Supplemental Indenture") dated as of the 21th day of February, 1997, is between Sealy Corporation, a Delaware corporation (the "Company") and Mellon Bank, F.S.B, (as successor Trustee to KeyBank National Association, formerly known as Society National Bank), a federal savings bank, as Trustee (the "Trustee").

                                    RECITALS

     A. The Company has executed and delivered to the Trustee a certain Indenture, dated as of May 7, 1993 (the "Indenture"), pursuant to which the Company issued 9 1/2 % Senior Subordinated Notes Due 2003.

     B. The Company is in the process of refinancing and restructuring its Bank Debt with a new senior secured, revolving credit facility (the "New Senior Financing Facility").

     C. In connection with the New Senior Financing Facility, the Company desires to amend Section 4.03(b)(2) of the Indenture for purposes of clarification.

     D. In connection with the New Senior Financing Facility, the Company intends to pay a cash dividend of up to $100,000,000 (the "Dividend") to certain holders of its Capital Stock, notwithstanding the provisions of Section 4.05 of the Indenture.

     E. In connection with the New Senior Financing Facility and Dividend, the Company has agreed to increase the interest rate payable on the Securities from 9 1/2 % per annum to 10 1/4 % per annum.

     F. In connection with the above, the Company has agreed to increase the applicable redemption price in the event the Company exercises its option to redeem the Notes on or after May 1, 1998.

     G. Section 9.02 of the Indenture provides, among other things, that the Company and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the Securities, amend the Indenture and the Securities for any purpose, subject to certain restrictions set forth therein.

     H. The Company has obtained the requisite consent of the Holders of at least a majority in principal amount of the Securities, and the Company desires and has asked the Trustee to join with it in the execution and delivery of this Supplemental Indenture to waive and amend the Indenture and the Securities for the purpose of permitting the Dividend, clarifying the provisions of Section 4.03(b)(1) and (2) of the Indenture, and modifying the interest rate to be paid on the Securities, all as provided hereinbelow.


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                                    AGREEMENT

         In consideration of the foregoing, and for other good and valuable consideration, the Company and the Trustee agree as follows:

Section 1.  DEFINITIONS

                   Capitalized terms used in this Supplemental Indenture without definition have the meanings ascribed to such terms in the Indenture.

Section 2.  AMENDMENTS, WAIVERS AND CONSENTS

         2.1 THE DIVIDEND. Effective as of the date of this Supplemental Indenture, the Trustee, on behalf of the Securityholders, consents to the Dividend and agrees that the provisions of Section 4.05 of the Indenture will have no application thereto. Without limiting the generality of the foregoing, the Dividend is not and will not be deemed or otherwise constitute a "Restricted Payment" for any purpose under the Indenture.

         2.2 SECTION 4.03(B) OF THE INDENTURE. For purposes of clarification, clause (2) of Section 4.03(b) of the Indenture is hereby amended by adding thereto the proviso set forth below, such that clauses (1) and (2) of Section 4.03(b) together shall read as follows:

               (1) Debt issued pursuant to the Revolving Credit Facility or any other revolving credit arrangement in an aggregate amount outstanding at any time not to exceed $100,000,000;

               (2) Debt issued pursuant to the Term Loan Facility or any other agreement or agreements in an aggregate principal amount outstanding at any time not to exceed $250,000,000; PROVIDED, HOWEVER, that (a) the combined Debt of the Company permitted under clause (1) of this
          Section 4.03(b) and this clause (2) may not exceed $350,000,000 in aggregate principal amount outstanding at any time, and (b) such combined Debt may be issued on a revolving credit, term loan or any other basis, so long as at least $100,000,000 in aggregate principal amount is issued or reserved for issuance on a revolving credit basis;

         2.3 OPTIONAL REDEMPTION. Effective on the date of the closing of the New Senior Financing Facility, the Indenture and the Securities are hereby amended such that, in the event the Company exercises its option to redeem the Notes, the applicable redemption price payable (expressed in percentages of principal amount) shall be the following (plus accrued interest to the redemption date) during the 12-month periods beginning May 1:

                  Year                                        Percentage
                  ----                                        ----------
                  1998........................................106.330%
                  1999........................................104.750%
                  2000........................................103.170%
                  2001........................................101.580%
                  2002 and thereafter.........................100.000%


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         Section 2.4 INTEREST RATE. Effective on the date of the closing of the
New Senior Financing Facility, the Indenture and the Securities are hereby amended such that all references in the Indenture and the Securities to the Company's "9 1/2 % Senior Subordinated Notes Due 2003" shall read "10 1/4 % Senior Subordinated Notes Due 2003."

         Section 2.5 EXTINGUISHMENT OF AMENDMENTS, WAIVERS AND CONSENTS. In the event that the consummation of the New Senior Financing Facility shall not have occurred on or before June 30, 1997, then the amendments, waivers and consents set forth in Section 2.1, Section 2.3 and Section 2.4 of this Supplemental Indenture shall be extinguished and of no further force or effect.

Section 3       REPRESENTATIONS OF THE COMPANY

         Section 3.1 CONSENT OF HOLDERS. The Company has obtained and filed with the Trustee evidence of the written consent of the Holders of at least a majority in principal amount of the outstanding Securities on the date hereof to the amendments, consents and other agreements set forth in Section 2 of this Supplemental Indenture.

         Section 3.2 AUTHORIZATION. The execution and delivery of this Supplemental Indenture have been duly authorized and approved by resolution of the Board of Directors of the Company.

Section 4       MISCELLANEOUS

         Section 4.1 THE INDENTURE. Each of the Indenture and the Securities, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

         Section 4.2 GOVERNING LAW. This Supplemental Indenture is to be governed by and construed under the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 4.3 SUCCESSORS. All agreements of the Company in this Supplemental Indenture are binding on its successors, and all agreements of the Trustee in this Supplemental Indenture are binding on its successors.

         Section 4.4 TRUSTEE ACCEPTANCE. The Trustee accepts the consents, amendments and waivers of the Indenture as effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture, as amended by this Supplemental Indenture.

         Section 4.5 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

         Section 4.6 HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


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         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed and delivered as of the date first above written.

Attest:                              SEALY CORPORATION

                                     /s/ Ronald Stolle
----------------------------------     ---------------------------------------
Name:                                Name: Ronald Stolle
     -----------------------------         -----------------------------------
Title:                               Title:  V.P. and Treasurer
      ----------------------------          ----------------------------------

                                     MELLON BANK, F.S.B.
Attest:                              (as successor Trustee to KeyBank
                                     National Association, formerly known as
                                     Society National Bank), a federal savings bank, as Trustee

/s/ D. Kovach                         /s/ R. Schmidt
----------------------------------   -----------------------------------------
Name:  D. Kovach                     Name:   R. Schmidt
     -----------------------------       -------------------------------------
Title:  Trust Officer                Title: Vice President
      ----------------------------         -----------------------------------



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